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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported) : October 8, 2001

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                             WARRANTECH CORPORATION
             (Exact name of registrant as specified in its charter)


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
 Delaware                                                0-13084                                 13-3178732
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(State or other jurisdiction of incorporation) (Commission File Number)      (IRS Employer identification No.)
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150 Westpark Way, Euless, TX                                         76040
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:  (800) 544-9410


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ITEM 5.  OTHER EVENTS

         Warrantech Corporation ("Registrant") reported that one of its subsidiaries, Warrantech Automotive, Inc., was informed by the Insurance
Commissioner of the Commonwealth of Pennsylvania that Reliance Insurance Company
("Reliance") will be liquidated and cease making payments on claims. Reliance underwrote approximately 48% of Warrantech Automotive vehicle service contracts that were sold during a period of approximately one and one-half years ending in November 2000. Service contracts sold before and after that period are not affected because they are insured by other carriers.

The Pennsylvania Insurance Commissioner has determined that Reliance is not likely to be able to satisfy all of the claims that will be submitted to it due to circumstances arising out of the events of September 11th. As a result, the Commissioner has obtained an order of liquidation ("Order") for Reliance.
Pursuant to the Order, the Commissioner's office has taken immediate possession of the assets of Reliance to help ensure that assets to satisfy legitimate claims of policyholders are available to the extent possible.

         Warrantech Automotive is attempting to ascertain from the Pennsylvania
Insurance Department the amount of Reliance assets that will be available to pay the vehicle service contract claims and when such funds will become available.

         Furthermore, Warrantech Automotive is working on several alternative arrangements to cover claims under the vehicle service contracts which were insured by Reliance, including negotiations with its current underwriter, Great
American Insurance Company. It is presently anticipated that a letter of understanding with Great American Insurance Company could be executed shortly.
In the event, however, that alternate arrangements are not made to cover such claims, Warrantech Automotive may ultimately be required to honor claims on contracts in which it is the named obligor. The extent of such obligations could be substantial in relation to Warrantech Automotive's existing assets. Given that the Reliance liquidation is still in its early stages, it is difficult to assess the ultimate financial impact on Warrantech Automotive and Registrant.
While Warrantech Automotive is cautiously optimistic that alternate arrangements to cover such claims will be completed successfully, the failure to implement such arrangements and the resulting obligations that would be imposed on Warrantech Automotive could have a material adverse effect upon Registrant.

         "Safe Harbor" statement under the Private Securities Litigation Reform
Act of 1995: This Report contains forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties include but are not limited to Warrantech Automotive's ability to secure an alternate source of payment of claims under the vehicle service contracts, the amount of claims required to be paid by Warrantech Automotive under the service contracts the continuation of current levels of business activity, fluctuations in operating results and cash flow and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results to differ materially from those expressed in any forward looking statements that are made in this Report.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WARRANTECH CORPORATION



Date:  October 22, 2001                    /s/ RICHARD F. GAVINO
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                                          Richard F. Gavino
                                          Chief Financial Officer

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